As filed with the United States Securities and Exchange Commission on May 23, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

Registration Statement Under the Securities Act of 1933

SRC ENERGY INC.

(Exact name of registrant as specified in its charter)

Colorado	20-2835920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1675 Broadway, Suite 2600

Denver, CO 80202

(720) 616-4300

(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)

SRC Energy Inc. 2015 Equity Incentive Plan

(Full Title of the Plan)

Cathleen M. Osborn

Vice President and General Counsel

SRC Energy Inc.

1675 Broadway, Suite 2600

Denver, CO 80202

(720) 616-4300

With a copy to:

John A. Elofson, Esq.

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, CO 80202

(303) 892-9400

(Name, address, including zip code and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	6,000,000 shares	$12.83	$76,980,000	$9,584.01

(1)  The SRC Energy Inc. 2015 Equity Incentive Plan (the “Plan”) provides for possible adjustment of the number of and class of and/or price of shares subject to outstanding awards, in the event of certain capital or other changes affecting the common stock. Thus, in addition to the above stated 6,000,000 shares, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement on Form S-8 also covers an indeterminate number of shares of common stock that may become subject to the Plan by means of any such adjustment.

(2)  The offering price is estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of computing the amount of the registration fee and is based upon the average of the high and low prices of the Registrant’s common stock on May 18, 2018, as reported on the NYSE American.

FORM S-8 PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers 6,000,000 shares of the common stock (the “Common Stock”), par value $0.001 per share, of SRC Energy Inc. (the “Registrant”) issuable under the SRC Energy Inc. 2015 Equity Incentive Plan (the “Plan”). The remaining 4,500,000 shares have been previously registered by Registration Statement on Form S-8, No. 333-208589, which is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

a.                                      The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 21, 2018 (including the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A for the Registrant’s 2018 annual meeting of stockholders incorporated by reference therein);

b.                                      The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 2, 2018;

c.                                       The Registrant’s Current Reports on Form 8-K filed on January 30, 2018, February 23, 2018, April 3, 2018, and May 23, 2018; and

d.                                      The description of the capital stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 19, 2011, filed under the Exchange Act, as amended and superseded by the disclosure set forth in “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3 filed on September 11, 2015.

All reports and other documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding any information furnished under Item 7.01 or Item 2.02 of any Current Report on Form 8-K.

Item 8.  Exhibits

Exhibit No.	Description
5.1*	Opinion of Davis Graham & Stubbs LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of EKS&H LLLP.

23.3*	Consent of Ryder Scott Company, L.P.

23.4	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto for SRC Energy Inc.).

99.1	SRC Energy Inc. 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 23, 2018).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 23, 2018.

SRC ENERGY INC.

By:	/s/ LYNN A. PETERSON
Name:	Lynn A. Peterson
Title:	Chief Executive Officer, President and Chairman

Power of Attorney

The undersigned directors and officers of SRC Energy Inc. hereby constitute and appoint Lynn A. Peterson, James P. Henderson and Cathleen M. Osborn, and each of them singly, each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits and other documents relating thereto with the United States Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his or her substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNN A. PETERSON	Chief Executive Officer, President and Chairman	May 23, 2018
Lynn A. Peterson

/s/ JAMES P. HENDERSON	Executive Vice President and Chief Financial Officer	May 23, 2018
James P. Henderson

/s/ JARED C. GRENZENBACH	Vice President of Accounting and Chief Accounting Officer	May 23, 2018
Jared C. Grenzenbach

/s/ RAYMOND E. MCELHANEY	Director	May 23, 2018
Raymond E. McElhaney

/s/ JACK N. AYDIN	Director	May 23, 2018
Jack N. Aydin

/s/ DANIEL E. KELLY	Director	May 23, 2018
Daniel E. Kelly

/s/ PAUL J. KORUS	Director	May 23, 2018
Paul J. Korus

/s/ JENNIFER S. ZUCKER	Director	May 23, 2018
Jennifer S. Zucker